EXHIBIT 99.1

Integer Holdings Corporation Reports Results for Fourth Quarter and Full Year 2022

~ Strong sales growth over last year of 19% in 4Q22 and 13% for the full year ~
~ Expect 7% to 9% sales growth in 2023 with expanding margins ~

PLANO, Texas, Feb. 16, 2023 (GLOBE NEWSWIRE) -- Integer Holdings Corporation (NYSE:ITGR), a leading medical device outsource manufacturer, today announced results for the three and twelve months ended December 31, 2022. Unless otherwise stated, all results and comparisons are from continuing operations.

Fourth Quarter 2022 Financial Results (compared to fourth quarter 2021, except as noted)

  Sales increased 19% to $372 million.
  GAAP income from continuing operations decreased $3 million to $17 million, a decrease of 15%. Adjusted net income increased $4 million to $37 million, an increase of 12%.
  GAAP operating income increased $8 million to $37 million, an increase of 29%. Adjusted operating income increased $13 million to $57 million, an increase of 30%.
  GAAP diluted EPS from continuing operations decreased $0.09 per share to $0.51 per share, a decrease of 15%. Adjusted EPS increased $0.12 per share to $1.11 per share, an increase of 12%.
  Adjusted EBITDA increased $15 million to $73 million, an increase of 25%.

Full Year 2022 Financial Results (compared to full year 2021)

  Sales increased 13% to $1.376 billion.
  GAAP income from continuing operations decreased $28 million to $65 million, a decrease of 30%. Adjusted net income decreased $6 million to $130 million, a decrease of 4%.
  GAAP operating income decreased $14 million to $121 million, a decrease of 11%. Adjusted operating income increased $5 million to $192 million, an increase of 3%.
  GAAP diluted EPS from continuing operations decreased $0.84 per share to $1.96 per share, a decrease of 30%. Adjusted EPS decreased $0.20 per share to $3.88 per share, a decrease of 5%.
  Adjusted EBITDA increased $13 million to $256 million, an increase of 5%.
  Generated $116 million of cash flow from operating activities.
  Total debt increased $97 million to $925 million and net total debt increased $89 million to $907 million, attributable to the Aran Biomedical acquisition for $129 million, resulting in a leverage ratio of 3.5x times adjusted EBITDA as of December 31, 2022.

“Integer delivered fourth quarter and full year 2022 sales and income at the high-end of 2022 earnings guidance, while continuing to improve its ability to manage a challenging supply chain environment and deliver for customers and the patients they serve,” said Joseph Dziedzic, Integer’s president and CEO.

“We expect 7% to 9% organic sales growth in 2023, which begins what we project will be sustained above-market growth. We expect adjusted operating income to grow 10% to 16% from operational efficiencies in what remains a challenging supply chain environment. We continue to execute our strategy, and to deliver sustained above-market sales growth we are making critical capacity investments in 2023.”

Discussion of Product Line Fourth Quarter and Full Year Sales

  Cardio & Vascular (C&V) sales increased 20% in the fourth quarter 2022 compared to fourth quarter 2021, driven by strong demand across all markets, especially structural heart, and key products, such as guidewires, as well as incremental sales from the acquisitions and the complex catheter supplier’s delivery performance gradually improving versus third quarter 2022. Full year sales increased 18% year-over-year, with double-digit growth across most C&V markets, driven by customer demand and strong acquisition performance.
  Cardiac Rhythm Management & Neuromodulation sales increased 14% in the fourth quarter 2022 compared to fourth quarter 2021 driven by growth from the Oscor acquisition and improved supplier delivery performance versus third quarter 2022 for neuromodulation products. Full year sales increased 6% year-over-year, driven by the Oscor acquisition, with mid-single digit growth in both Cardiac Rhythm Management and Neuromodulation.
  Advanced Surgical, Orthopedics & Portable Medical sales increased 32% in the fourth quarter 2022 compared to fourth quarter 2021, driven by higher demand to support the start of the multi-year Portable Medical exit announced in 2022 and low-double digit growth in Advanced Surgical and Orthopedics. Full year sales increased 12% year-over-year, driven by low double-digit growth in Portable Medical related to demand to support the multi-year Portable Medical exit.
  Electrochem sales increased 41% in the fourth quarter 2022 compared to fourth quarter 2021, driven by strong demand across all market segments and supplier delivery recovery. Full year sales increased 21% year-over-year driven by mid-single digit energy market growth and strong demand in military and environmental markets.

2023 Outlook(a)

  2023 Outlook includes the benefit of lower interest expense from the $500 million 2.125% coupon convertible note offering closed on February 3, 2023.
(dollars in millions, except per share amounts)	GAAP		Non-GAAP(b)
	As Reported	Change from Prior Year	Adjusted	Change from Prior Year
Sales	$1,470 to $1,500	7% to 9%	N/A	N/A
Operating income	$134 to $145	10% to 19%	$211 to $222	10% to 16%
EBITDA	N/A	N/A	$285 to $296	11% to 16%
Net income	$71 to $81	8% to 24%	$134 to $144	4% to 11%
Diluted earnings per share	$2.11 to $2.41	8% to 23%	$4.00 to $4.30	3% to 11%
Cash flow from operating activities	$180 to $200	55% to 72%	N/A	N/A

(a) Except as described below, further reconciliations by line item to the closest corresponding GAAP financial measure for Adjusted operating income, Adjusted EBITDA, Adjusted net income and Adjusted Earnings per Share (“EPS”), all from continuing operations, included in our “2023 Outlook” above, and Adjusted total interest expense, Adjusted effective tax rate and Leverage ratio in “Supplemental Financial Information” below, are not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and visibility of the charges excluded from these non-GAAP financial measures.

(b) Adjusted operating income for 2023 consists of GAAP operating income, excluding items such as amortization of intangible assets, restructuring and restructuring-related charges, and acquisition and integration costs, totaling approximately $77 million, pre-tax. Adjusted net income and Adjusted EPS for 2023 consist of GAAP net income and diluted EPS, excluding items such as amortization of intangible assets, restructuring and restructuring-related charges, acquisition and integration costs, and gain or loss on equity investments totaling approximately $81 million, pre-tax. The after-tax impact of these items is estimated to be approximately $63 million, or approximately $1.89 per diluted share.

Adjusted EBITDA is expected to consist of Adjusted net income, excluding items such as depreciation, interest, stock-based compensation and taxes totaling approximately $151 million to $152 million.

Supplemental Financial Information

(dollars in millions)	2023 Outlook	2022 Actual
Depreciation and amortization	$100 to $110	$92
Adjusted total interest expense(a)	$45 to $50	$39
Stock-based compensation	$22 to $25	$21
Restructuring, acquisition and other charges(b)	$18 to $23	$21
Adjusted effective tax rate(c)	17.0% to 19.0%	16.1%
Leverage ratio(d)	2.5x to 3.5x	3.5x
Capital expenditures(d)	$100 to $120	$74
Cash income tax payments	$27 to $31	$11

(a) Adjusted total interest expense refers to our expected full-year GAAP total interest expense, expected to range from $49 million to $54 million for 2023, adjusted to remove the full-year impact of charges associated with the accelerated write-off of deferred issuance costs and unamortized discounts (loss on extinguishment of debt) included in GAAP total interest expense, if any.

(b) Restructuring, acquisition and other charges consists of restructuring and restructuring-related charges, acquisition and integration costs and other general expenses.

(c) Adjusted effective tax rate refers to our full-year GAAP effective tax rate, expected to range from 15.0% to 17.0% for 2023, adjusted to reflect the full-year impact of the items that are excluded in providing adjusted net income and certain other identified items.

(d) Please see “Notes Regarding Non-GAAP Financial Information” for additional information regarding leverage ratio and capital expenditures.

Summary Financial Results
(dollars in thousands, except per share data)

	Three Months Ended December 31,			Year Ended December 31,
	2022	2021	Change	2022	2021	Change
Operating income	$36,865	$28,663	28.6%	$121,327	$135,711	(10.6)%
Income from continuing operations	$17,090	$20,001	(14.6)%	$65,350	$93,020	(29.7)%
Diluted EPS from continuing operations	$0.51	$0.60	(15.0)%	$1.96	$2.80	(30.0)%

EBITDA from continuing operations(a)	$58,153	$48,529	19.8%	$206,581	$214,060	(3.5)%
Adjusted EBITDA(a)	$73,082	$58,469	25.0%	$256,101	$242,983	5.4%
Adjusted operating income(a)	$57,284	$44,019	30.1%	$191,951	$187,175	2.6%
Adjusted net income(a)	$37,030	$33,057	12.0%	$129,548	$135,550	(4.4)%
Adjusted EPS(a)	$1.11	$0.99	12.1%	$3.88	$4.08	(4.9)%

(a) EBITDA from continuing operations, Adjusted EBITDA, Adjusted operating income, Adjusted net income, and Adjusted EPS are Non-GAAP financial measures. Please see “Notes Regarding Non-GAAP Financial Information” for additional information regarding our use of non-GAAP financial measures. Refer to Tables A, B and C at the end of this release for reconciliations of adjusted amounts to the closest corresponding GAAP financial measures.

Summary Product Line Results
(dollars in thousands)

	Three Months Ended December 31,
	2022	2021	Change	Organic Change(a)
Medical Sales
Cardio & Vascular	$185,697	$154,952	19.8%	13.1%
Cardiac Rhythm Management & Neuromodulation	142,680	125,500	13.7%	8.1%
Advanced Surgical, Orthopedics & Portable Medical	28,401	21,462	32.3%	32.4%
Total Medical Sales	356,778	301,914	18.2%	12.4%
Non-Medical Sales	15,645	11,101	40.9%	40.9%
Total Sales	$372,423	$313,015	19.0%	13.4%

	Year Ended December 31,
	2022	2021	Change	Organic Change(a)
Medical Sales
Cardio & Vascular	$699,469	$593,117	17.9%	11.5%
Cardiac Rhythm Management & Neuromodulation	532,580	502,288	6.0%	(1.5)%
Advanced Surgical, Orthopedics & Portable Medical	97,502	87,221	11.8%	11.9%
Total Medical Sales	1,329,551	1,182,626	12.4%	6.0%
Non-Medical Sales	46,545	38,453	21.0%	21.0%
Total Sales	$1,376,096	$1,221,079	12.7%	6.5%

(a) Organic sales change is a Non-GAAP financial measure. Please see “Notes Regarding Non-GAAP Financial Information” for additional information regarding our use of non-GAAP financial measures and refer to Table C at the end of this release for a reconciliation of these amounts.

Conference Call Information
The Company will host a conference call on Thursday, February 16, 2023, at 8 a.m. CT / 9 a.m. ET to discuss these results. The scheduled conference call will be webcast live and is accessible through our website at investor.integer.net or by dialing (888) 330-3567 (U.S.) or (646) 960-0842 (outside U.S.) and the conference ID is 9252310. The call will be archived on the Company’s website. An earnings call slide presentation containing supplemental information about the Company’s results will be posted to our website at investor.integer.net prior to the conference call and will be referenced during the conference call.

From time to time, the Company posts information that may be of interest to investors on its website at investor.integer.net. To automatically receive Integer financial news by email, please visit investor.integer.net and subscribe to email alerts.

About Integer®
Integer Holdings Corporation (NYSE: ITGR) is one of the largest medical device outsource (MDO) manufacturers in the world serving the cardiac rhythm management, neuromodulation, vascular, portable medical and orthopedics markets. The Company provides innovative, high-quality medical technologies that enhance the lives of patients worldwide. In addition, the Company develops batteries for high-end niche applications in energy, military, and environmental markets. The Company's brands include Greatbatch Medical®, Lake Region Medical® and Electrochem®. Additional information is available at www.integer.net.

Contact Information

Tony Borowicz	Andrew Senn
SVP, Investor Relations	SVP, Strategy & Business Development
716.759.5809	763.951.8312
tony.borowicz@integer.net	andrew.senn@integer.net

Notes Regarding Non-GAAP Financial Information
In addition to our results reported in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we provide adjusted net income, adjusted EPS, earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted operating income, and organic sales change rates.

Adjusted net income and adjusted EPS consist of GAAP amounts adjusted for the following to the extent occurring during the period: (i) amortization of intangible assets, (ii) certain legal expenses, (iii) restructuring and restructuring-related charges; (iv) acquisition and integration related costs; (v) other general expenses; (vi) (gain) loss on equity investments; (vii) extinguishment of debt charges; (viii) European Union medical device regulation incremental charges, (ix) inventory step-up amortization; (x) unusual, or infrequently occurring items; (xi) the income tax provision (benefit) related to these adjustments and (xii) certain tax items that are outside the normal tax provision for the period. Adjusted EPS is calculated by dividing adjusted net income by diluted weighted average shares outstanding.

EBITDA is calculated by adding back interest expense, provision (benefit) for income taxes, depreciation expense, and amortization expense from intangible assets and financing leases, to net income, which is the most directly comparable GAAP financial measure. Adjusted EBITDA consists of EBITDA plus adding back stock-based compensation and the same adjustments as listed above except for items (i), (vii), (xi) and (xii). Adjusted operating income consists of operating income adjusted for the same items listed above except for items (vi), (vii), (xi) and (xii).

Organic sales change is reported sales growth adjusted for the impact of foreign currency and the contribution of acquisitions. To calculate the impact of foreign currency on sales growth rates, we convert any sale made in a foreign currency by converting current period sales into prior period sales using the exchange rate in effect at that time and then compare the two, negating any effect foreign currency had on our transactional revenue, and exclude the amount of sales acquired or divested during the period from the current/previous period amounts, respectively.

We believe that the presentation of adjusted net income, adjusted EPS, EBITDA, adjusted EBITDA, adjusted operating income, and organic sales change rates, provides important supplemental information to management and investors seeking to understand the financial and business trends relating to our financial condition and results of operations. In addition to the performance measures identified above, we believe that net total debt and leverage ratio provide meaningful measures of liquidity and a useful basis for assessing our ability to fund our activities, including the financing of acquisitions and debt repayments. Net total debt is calculated as total principal amount of debt outstanding less cash and cash equivalents. We calculate leverage ratio as net total debt divided by adjusted EBITDA for the trailing 4 quarters. Free cash flow is defined as Net cash provided by operating activities (as stated in our Condensed Consolidated Statements of Cash Flows) reduced by capital expenditures (acquisition of property, plant, and equipment (PP&E), net of proceeds from the sale of PP&E).

Forward-Looking Statements
Some of the statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to; fourth quarter and full year 2022 performance, 2023 outlook, future sales, expenses, and profitability; customer demand; supplier performance (including delivery delays); costs (including wages, staffing levels and freight); future development and expected growth of our business and industry, including expansion of our manufacturing capacity; our ability to execute our business model and our business strategy, including completion and integration of current or future acquisition targets; having available sufficient cash and borrowing capacity to meet working capital, debt service and capital expenditure requirements for the next twelve months; projected capital spending; and other events, conditions or developments that will or may occur in the future. You can identify forward-looking statements by terminology such as “outlook,” “projected,” “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “project,” or “continue” or variations or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those stated or implied by these forward-looking statements. In evaluating these statements and our prospects, you should carefully consider the factors set forth below.

Although it is not possible to create a comprehensive list of all factors that may cause actual results to differ from the results expressed or implied by our forward-looking statements or that may affect our future results, some of these factors and other risks and uncertainties that arise from time to time are described in Item 1A “Risk Factors” of our Annual Report on Form 10-K and in our other periodic filings with the SEC and include the following:

  operational risks, such as the duration, scope and impact of the COVID-19 pandemic, including the evolving health, economic, social and governmental environments and the effect of the pandemic on our associates, suppliers and customers as well as the global economy; our dependence upon a limited number of customers; pricing pressures that we face from customers; our reliance on third party suppliers for raw materials, key products and subcomponents; our ability to attract, train and retain a sufficient number of qualified associates; the potential for harm to our reputation caused by quality problems related to our products; the dependence of our energy market-related revenues on the conditions in the oil and natural gas industry; interruptions in our manufacturing operations; our dependence upon our information technology systems and our ability to prevent cyber-attacks and other failures; and our dependence upon our senior management team and technical personnel;
  strategic risks, such as the intense competition we face and our ability to successfully market our products; our ability to respond to changes in technology; our ability to develop new products and expand into new geographic and product markets; and our ability to successfully identify, make and integrate acquisitions to expand and develop our business in accordance with expectations;
  financial risks, such as our significant amount of outstanding indebtedness and our ability to remain in compliance with financial and other covenants under our senior secured credit facilities; economic and credit market uncertainties that could interrupt our access to capital markets, borrowings or financial transactions; financial and market risks related to our international operations and sales; our complex international tax profile; and our ability to realize the full value of our intangible assets; and
  legal and compliance risks, such as regulatory issues resulting from product complaints, recalls or regulatory audits; the potential of becoming subject to product liability or intellectual property claims; our ability to protect our intellectual property and proprietary rights; our ability and the cost to comply with environmental regulations; our ability to comply with customer-driven policies and third party standards or certification requirements; our ability to obtain necessary licenses for new technologies; legal and regulatory risks from our international operations; and the fact that the healthcare industry is highly regulated and subject to various regulatory changes;

Except as may be required by law, we assume no obligation to update forward-looking statements in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.

Condensed Consolidated Balance Sheets - Unaudited
(in thousands)

	December 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$24,272	$17,885
Accounts receivable, net	224,325	182,310
Inventories	208,766	155,699
Refundable income taxes	2,003	4,735
Contract assets	71,927	64,743
Prepaid expenses and other current assets	27,005	27,610
Total current assets	558,298	452,982
Property, plant and equipment, net	317,243	277,099
Goodwill	982,192	924,704
Other intangible assets, net	819,889	807,810
Deferred income taxes	6,247	5,711
Operating lease assets	74,809	70,053
Financing lease assets	8,852	8,047
Other long-term assets	26,856	35,809
Total assets	$2,794,386	$2,582,215
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$18,188	$15,250
Accounts payable	110,780	76,859
Income taxes payable	10,923	725
Operating lease liabilities	10,362	9,862
Accrued expenses and other current liabilities	73,499	56,933
Total current liabilities	223,752	159,629
Long-term debt	907,073	812,876
Deferred income taxes	160,671	171,505
Operating lease liabilities	64,049	59,767
Financing lease liabilities	8,006	7,450
Other long-term liabilities	13,379	16,291
Total liabilities	1,376,930	1,227,518
Stockholders’ equity:
Common stock	33	33
Additional paid-in capital	731,393	713,150
Retained earnings	680,701	614,324
Accumulated other comprehensive income	5,329	27,190
Total stockholders’ equity	1,417,456	1,354,697
Total liabilities and stockholders’ equity	$2,794,386	$2,582,215

Condensed Consolidated Statements of Operations - Unaudited
(in thousands except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Sales	$372,423	$313,015	$1,376,096	$1,221,079
Cost of sales (COS)	274,507	231,149	1,017,090	884,109
Gross profit	97,916	81,866	359,006	336,970
Operating expenses:
Selling, general and administrative (SG&A)	41,037	36,268	160,578	141,418
Research, development and engineering	13,841	12,736	60,918	51,985
Restructuring and other charges	6,173	4,199	16,183	7,856
Total operating expenses	61,051	53,203	237,679	201,259
Operating income	36,865	28,663	121,327	135,711
Interest expense	14,215	5,511	38,632	31,628
Loss on equity investments, net	2,025	1,276	7,636	3,143
Other (income) loss, net	33	(252)	(899)	(123)
Income from continuing operations before income taxes	20,592	22,128	75,958	101,063
Provision for income taxes	3,502	2,127	10,608	8,043
Income from continuing operations	$17,090	$20,001	$65,350	$93,020

Discontinued operations:
Income from discontinued operations before income taxes	1,323	4,931	1,323	4,931
Provision for income taxes	296	1,143	296	1,143
Income from discontinued operations	$1,027	$3,788	$1,027	$3,788

Net income	$18,117	$23,789	$66,377	$96,808

Basic earnings per share:
Income from continuing operations	$0.52	$0.61	$1.97	$2.82
Income from discontinued operations	0.03	0.11	0.03	0.11
Basic earnings per share	0.55	0.72	2.00	2.93

Diluted earnings per share:
Income from continuing operations	$0.51	$0.60	$1.96	$2.80
Income from discontinued operations	0.03	0.11	0.03	0.11
Diluted earnings per share	0.54	0.71	1.99	2.91

Weighted average shares outstanding:
Basic	33,161	33,023	33,127	32,993
Diluted	33,438	33,280	33,357	33,258

Condensed Consolidated Statements of Cash Flows(a) - Unaudited
(in thousands)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net income	$66,377	$96,808
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	91,991	81,369
Debt related charges included in interest expense	2,036	6,954
Inventory step-up amortization	798	301
Stock-based compensation	21,023	16,185
Non-cash gains related to customer bankruptcy	—	(348)
Non-cash lease expense	10,914	8,235
Non-cash loss on equity investments	7,636	3,143
Contingent consideration fair value adjustment	3,097	133
Other non-cash losses	5,854	1,901
Deferred income taxes	(17,498)	(10,270)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(41,380)	(17,539)
Inventories	(56,721)	4,700
Prepaid expenses and other assets	764	(2,409)
Contract assets	(7,543)	(24,923)
Accounts payable	26,038	19,525
Accrued expenses and other liabilities	(9,529)	(22,984)
Income taxes payable	12,524	(4,115)
Net cash provided by operating activities	116,381	156,666
Cash flows from investing activities:
Acquisition of property, plant and equipment	(74,728)	(53,463)
Proceeds from sale of property, plant and equipment	639	443
Proceeds from return of capital from equity investments	304	—
Acquisitions, net of cash acquired	(126,636)	(217,978)
Net cash used in investing activities	(200,421)	(270,998)
Cash flows from financing activities:
Principal payments of term loans	(25,249)	(741,786)
Proceeds from issuance of term loans	—	818,250
Proceeds from revolving credit facility	166,000	82,300
Payments of revolving credit facility	(45,000)	(63,000)
Proceeds from the exercise of stock options	150	743
Payment of debt issuance costs	—	(8,139)
Tax withholding payments related to vested and released restricted stock units	(2,929)	(4,592)
Proceeds from contingent consideration	1,319	—
Payment of contingent consideration	(972)	(1,621)
Principal payments on finance leases	(843)	(169)
Net cash provided by financing activities	92,476	81,986
Effect of foreign currency exchange rates on cash and cash equivalents	(2,049)	1,025
Net increase (decrease) in cash and cash equivalents	6,387	(31,321)
Cash and cash equivalents, beginning of year	17,885	49,206
Cash and cash equivalents, end of year	$24,272	$17,885

(a) The Condensed Consolidated Statements of Cash Flows - Unaudited includes cash flows related to discontinued operations.

Reconciliations of Non-GAAP Measures from Continuing Operations

Table A: Income from Continuing Operations and Diluted EPS Reconciliations
(in thousands, except per share data)
	Three Months Ended December 31,
	2022			2021
	Pre-Tax	Net of Tax	Per Diluted Share	Pre-Tax	Net of Tax	Per Diluted Share
Income from continuing operations (GAAP)	$20,592	$17,090	$0.51	$22,128	$20,001	$0.60
Adjustments(a):
Amortization of intangibles	12,298	9,720	0.29	10,524	8,323	0.25
Certain legal expenses (SG&A)(b)	—	—	—	175	139	—
Restructuring and restructuring-related charges(c)	3,370	2,647	0.08	1,692	1,318	0.04
Acquisition and integration costs(d)	4,209	3,375	0.10	2,252	1,811	0.05
Other general expenses(e)	61	41	—	255	203	0.01
Loss on equity investments	2,025	1,600	0.05	1,276	1,008	0.03
Loss on extinguishment of debt	114	90	—	—	—	—
Medical device regulations(f)	493	389	0.01	270	214	0.01
Customer bankruptcy(g)	(12)	(11)	—	(113)	(89)	—
Inventory step-up amortization (COS)(h)	—	—	—	301	266	0.01
Tax adjustments(i)	—	2,089	0.06	—	(137)	—
Adjusted net income (Non-GAAP)	$43,150	$37,030	$1.11	$38,760	$33,057	$0.99

Diluted weighted average shares outstanding		33,438			33,280

	Year Ended December 31,
	2022			2021
	Pre-Tax	Net of Tax	Per Diluted Share	Pre-Tax	Net of Tax	Per Diluted Share
Income from continuing operations (GAAP)	$75,958	$65,350	$1.96	$101,063	$93,020	$2.80
Adjustments(a):
Amortization of intangibles	48,313	38,185	1.14	41,597	32,898	0.99
Certain legal expenses (SG&A)(b)	—	—	—	1,454	1,149	0.03
Restructuring and restructuring-related charges(c)	9,265	7,251	0.22	4,804	3,755	0.11
Acquisition and integration costs(d)	10,075	8,029	0.24	2,544	2,051	0.06
Other general expenses(e)	1,188	902	0.03	508	372	0.01
Loss on equity investments	7,636	6,033	0.18	3,143	2,483	0.07
Loss on extinguishment of debt	114	90	—	3,774	2,981	0.09
Medical device regulations(f)	1,105	873	0.03	744	588	0.02
Customer bankruptcy(g)	(120)	(95)	—	(488)	(385)	(0.01)
Inventory step-up amortization (COS)(h)	798	630	0.02	301	266	0.01
Tax adjustments(i)	—	2,300	0.07	—	(3,628)	(0.11)
Adjusted net income (Non-GAAP)	$154,332	$129,548	$3.88	$159,444	$135,550	$4.08

Diluted weighted average shares outstanding		33,357			33,258

(a) The difference between pre-tax and net of tax amounts is the estimated tax impact related to the respective adjustment. Net of tax amounts are computed using a 21% U.S. tax rate, and the statutory tax rates applicable in foreign tax jurisdictions, as adjusted for the existence of net operating losses (“NOLs”). Expenses that are not deductible for tax purposes (i.e. permanent tax differences) are added back at 100%.

(b) Expenses associated with non-ordinary course legal matters.

(c) We initiate discrete restructuring programs primarily to realign resources to better serve our customers and markets, improve operational efficiency and capabilities, and lower operating costs or improve profitability. Depending on the program, restructuring charges may include termination benefits, contract termination, facility closure and other exit and disposal costs. Restructuring-related expenses are directly related to the program and may include retention bonuses, accelerated depreciation, consulting expense and costs to transfer manufacturing operations among our facilities.

(d) Acquisition and integration costs are incremental costs that are directly related to a business or asset acquisition. These costs may include, among other things, professional, consulting and other fees, system integration costs, and fair value adjustments relating to contingent consideration.

(e) Other general expenses are discrete transactions occurring sporadically and affect period-over-period comparisons. The expenses for the 2022 and 2021 periods primarily include severance, information technology systems conversion expenses, and expenses related to the restructuring of certain legal entities of the company.

(f) The charges represent incremental costs of complying with the European Union medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses.

(g) In November 2019, one of our customers, Nuvectra Corporation, filed a voluntary Chapter 11 bankruptcy petition (the “Customer Bankruptcy”). The 2022 and 2021 amounts are predominantly due to favorable settlements on supplier purchase order termination clauses and benefits recognized from the utilization or sale of previously reserved inventory.

(h) The accounting associated with our acquisitions require us to record inventory at its fair value, which is sometimes greater than the previous book value of inventory. The increase in inventory value is amortized to cost of sales over the period that the related inventory is sold. We exclude inventory step-up amortization from our non-GAAP financial measures because it is a non-cash expense that we do not believe is indicative of our ongoing operating results.

(i) For the 2022 periods, tax adjustments predominately relate to acquisition costs that are not deductible for tax purposes and the establishment of uncertain tax benefits and interest related to acquired foreign tax credits. For the 2021 periods, tax adjustments predominately related to discrete tax benefits associated with the reversal of previously unrecognized tax benefits resulting from the effective settlement of tax audits and the utilization of acquired foreign tax credits during the periods presented.

Please see “Notes Regarding Non-GAAP Financial Information” for additional information regarding our use of non-GAAP financial measures.

Table B: Adjusted Operating Income Reconciliations
(in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Operating income (GAAP)	$36,865	$28,663	$121,327	$135,711
Adjustments:
Amortization of intangibles	12,298	10,524	48,313	41,597
Certain legal expenses	—	175	—	1,454
Restructuring and restructuring-related charges	3,370	1,692	9,265	4,804
Acquisition and integration costs	4,209	2,252	10,075	2,544
Other general expenses	61	255	1,188	508
Medical device regulations	493	270	1,105	744
Customer bankruptcy	(12)	(113)	(120)	(488)
Inventory step-up amortization	—	301	798	301
Adjusted operating income (Non-GAAP)	$57,284	$44,019	$191,951	$187,175

Table C: EBITDA Reconciliations
(in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Income from continuing operations (GAAP)	$17,090	$20,001	$65,350	$93,020

Interest expense	14,215	5,511	38,632	31,628
Provision for income taxes	3,502	2,127	10,608	8,043
Depreciation	10,736	10,366	42,617	39,772
Amortization of intangible assets and financing leases	12,610	10,524	49,374	41,597
EBITDA from continuing operations (Non-GAAP)	58,153	48,529	206,581	214,060
Certain legal expenses	—	175	—	1,454
Stock-based compensation(a)	4,783	3,832	19,573	15,913
Restructuring and restructuring-related charges	3,370	1,692	9,265	4,804
Acquisition and integration costs	4,209	2,252	10,075	2,544
Other general expenses	61	255	1,188	508
Loss on equity investments	2,025	1,276	7,636	3,143
Medical device regulations	493	270	1,105	744
Customer bankruptcy	(12)	(113)	(120)	(488)
Inventory step-up amortization	—	301	798	301
Adjusted EBITDA (Non-GAAP)	$73,082	$58,469	$256,101	$242,983

(a) Total stock-based compensation expense less amounts included in Restructuring and restructuring-related charges and Acquisition and integration costs.

Table D: Organic Sales Change Reconciliation (% Change)
	GAAP Reported Growth	Impact of Acquisitions and Foreign Currency(a)	Non-GAAP Organic Change
QTD Change (4Q 2022 vs. 4Q 2021)
Medical Sales
Cardio & Vascular	19.8%	6.7%	13.1%
Cardiac Rhythm Management & Neuromodulation	13.7%	5.6%	8.1%
Advanced Surgical, Orthopedics & Portable Medical	32.3%	(0.1)%	32.4%
Total Medical Sales	18.2%	5.8%	12.4%
Non-Medical Sales	40.9%	—	40.9%
Total Sales	19.0%	5.6%	13.4%

YTD Change (2022 vs. 2021)
Medical Sales
Cardio & Vascular	17.9%	6.4%	11.5%
Cardiac Rhythm Management & Neuromodulation	6.0%	7.5%	(1.5)%
Advanced Surgical, Orthopedics & Portable Medical	11.8%	(0.1)%	11.9%
Total Medical Sales	12.4%	6.4%	6.0%
Non-Medical Sales	21.0%	—	21.0%
Total Sales	12.7%	6.2%	6.5%

(a) Sales have been adjusted to exclude the impact of foreign currency exchange rate fluctuations and acquisitions.

Table E: Net Total Debt Reconciliation
(in thousands)
	December 31, 2022	September 30, 2022	December 31, 2021
Total debt	925,261	938,646	828,126
Add: Unamortized discount and deferred debt issuance costs included above	5,977	6,404	7,361
Total principal amount of debt outstanding	931,238	945,050	835,487
LESS: Cash and cash equivalents	24,272	20,187	17,885
Net Total Debt (Non-GAAP)	$906,966	$924,863	$817,602